Exhibit 99.1

LookSmart, Ltd.

625 Second Street

San Francisco, CA 94107

Telephone: (415) 348-7000

Facsimile: (415) 348-7034

July 10, 2007

Brian Gibson

c/o LookSmart

Dear Brian,

I’m pleased to confirm that you have been promoted to the position of VP, Finance and Principal Accounting Officer. Congratulations on this well-deserved promotion.

Your new salary of $200,000 will be effective July 10, 2007, and will be reflected in your July 20th paycheck. In addition your new bonus target will be 25% of your base salary.

Thank you again for a job well done!

Sincerely,

/s/ Dave Hills

Dave Hills

CEO